                                                                     EXHIBIT 4.3


                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE dated as of March 25, 2003 (this "SUPPLEMENTAL INDENTURE"), among Comcast Corporation, a Delaware corporation (excluding its Subsidiaries, the "COMPANY" or "COMCAST"), Comcast Cable Holdings, LLC, a Delaware limited liability company, (excluding its Subsidiaries, "COMCAST CABLE HOLDINGS"), Comcast Cable Communications Holdings, Inc., a Delaware corporation (excluding its Subsidiaries, "COMCAST CABLE COMMUNICATIONS HOLDINGS"), Comcast Cable Communications, Inc., a Delaware corporation (excluding its Subsidiaries, "COMCAST CABLE"), Comcast MO Group, Inc., a Delaware corporation (excluding its Subsidiaries, "COMCAST MO GROUP" and collectively with Comcast Cable Holdings, Comcast Cable Communications Holdings and Comcast Cable, each an "ORIGINAL GUARANTOR"), Comcast MO of Delaware, Inc., a Delaware corporation (excluding its Subsidiaries, "CONTINENTAL") and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

      WHEREAS, the Company is the issuer under the Indenture, dated as of January 7, 2003 among the Company, the Trustee and the Original Guarantors (the "ORIGINAL INDENTURE" and together with this Supplemental Indenture, the "INDENTURE"), pursuant to which the Company issued, and the Trustee authenticated and delivered 5.85% Notes Due 2010, 6.50% Notes Due 2015, 5.50% Notes Due 2011, and 7.05% Notes Due 2033 which are, as of the date hereof, outstanding (the "OUTSTANDING SECURITIES") and pursuant to which the Company may issue Securities in the future (the "NEW SECURITIES," and together with the Outstanding Securities, the "SECURITIES");

      WHEREAS, each of Comcast Cable Communications Holdings, Comcast Cable, Comcast MO Group, Comcast Cable Holdings and Continental is a Wholly-Owned Subsidiary of Comcast;

      WHEREAS, the Company is the obligor with respect to the Securities;

      WHEREAS, the Original Guarantors irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture;

      WHEREAS, Continental desires to irrevocably, fully and unconditionally guarantee, jointly and severally with the Original Guarantors, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture; and

      WHEREAS, the Company, the Original Guarantors and Continental have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantees provided under the Indenture the valid obligations of Continental, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, each Original Guarantor, Continental and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the Securities:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01. Certain Terms Defined. The Indenture is hereby amended as follows:

      "CABLE GUARANTOR" means each of Comcast Cable Holdings, Comcast Cable Communications Holdings, Comcast Cable, Comcast MO Group, and Continental.

                                    ARTICLE 2
                                   GUARANTEES

      Section 2.01. Guarantee. Continental hereby agrees to be bound by all obligations of a Cable Guarantor as set forth under the Indenture including, but not limited to irrevocably, fully and unconditionally guaranteeing, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture, upon the terms and subject to the conditions of the Indenture.

      The following Section 13.10 is hereby added to Article 13 of the Original
Indenture:

      "Section 13.10. Additional Cable Guarantors. If, from time to time, a Comcast Subsidiary desires to be added as a Cable Guarantor under the Indenture and such Subsidiary agrees to assume all the obligations of a Cable Guarantor under the Indenture including without limitation, the obligations specified under this Article 13, such Subsidiary may be added to the definition of "Cable Guarantor" under the Indenture by entering into a written agreement with the Company and the Trustee in the form attached as Exhibit A. Execution of such written agreement by a Subsidiary evidences the Cable Guarantee of such Subsidiary and constitutes due delivery of the Cable Guarantee as set forth in this Supplemental Indenture on behalf of the Subsidiary with respect to the Outstanding Securities. The execution of such written agreement evidences the Cable Guarantee of such Subsidiary with respect to any New Security, whether or not the person signing as an officer of the Subsidiary still holds that office at the time of authentication of such New Security. The delivery of any New Security by the Trustee after authentication constitutes due delivery of the Cable Guarantees as set forth in this Supplemental Indenture on behalf of the Subsidiary."

                                    ARTICLE 3
                                  MISCELLANEOUS

      Section 3.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

      Section 3.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Original Indenture is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

      Section 3.03. Outstanding Securities Deemed Conformed. As of the date hereof, the provisions of the Outstanding Securities shall be deemed o be conformed, without the necessity for any reissuance or exchange of such Outstanding Security or any other action on the party of the holders of Outstanding Securities, the Company or the Trustee, so as to reflect this Supplemental Indenture.

      Section 3.04. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      Section 3.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

      Section 3.06. Successors. Subject to Section 13.09 of the Original Indenture dated as of January 7, 2003, all agreements of the Company, the Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

      Section 3.07. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

      Section 3.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 3.09. Effect Of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 3.10 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and the Guarantor and not of the Trustee.

      IN WITNESS WHEREOF, each the parties have caused this Supplemental Indenture to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the first date written above.

                                    COMCAST CORPORATION


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    COMCAST CABLE COMMUNICATIONS, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------

                                    COMCAST MO GROUP, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    COMCAST CABLE HOLDINGS, LLC


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    COMCAST MO OF DELAWARE, INC.


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------

                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------

                                                                       Exhibit A

                         Additional Guarantor Agreement

      This Additional Guarantor Agreement (the "AGREEMENT") is entered into as of ________, 200_ among Comcast Corporation, a Pennsylvania corporation (the "COMPANY" or "COMCAST"), [________________ ] (the "NEW CABLE GUARANTOR"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

      WHEREAS, the Company is the issuer under the Indenture, dated as of January 7, 2003 and a First Supplemental Indenture dated as of March 25, 2003 (collectively, the "INDENTURE"), pursuant to which the Company issued, and the Trustee authenticated and delivered, certain Securities (as defined below) which are, as of the date hereof, outstanding (the "OUTSTANDING SECURITIES") and pursuant to which the Company may issue Securities in the future (the "NEW SECURITIES," and together with the Outstanding Securities, the "SECURITIES") which Securities have been guaranteed by Comcast Cable Holdings, LLC, a Delaware limited liability company, Comcast Cable Communications, Inc., a Delaware corporation, Comcast Cable Communications Holdings, Inc., a Delaware corporation, Comcast MO Group, Inc., a Delaware corporation, and Comcast MO of Delaware, Inc., a Delaware corporation;

      WHEREAS, pursuant to Section 13.10 of the Indenture, the New Cable Guarantor may become a Cable Guarantor under the Indenture by entering into this Agreement among the New Cable Guarantor, the Company and the Trustee; and

      WHEREAS, the New Cable Guarantor wishes to enter into this Agreement to make the guarantees as provided under the Indenture a valid obligation of the New Cable Guarantor, and the execution and delivery of this Agreement have been duly authorized in all respects;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the New Cable Guarantor, and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the Securities:

      1. The parties hereby agree to the addition of the New Cable Guarantor to the definition of "CABLE GUARANTOR" under the Indenture and the New Guarantor agrees to be bound by all obligations of a Cable Guarantor as set forth under the Indenture including, but not limited to irrevocably, fully and unconditionally guaranteeing, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture, upon the terms and subject to the conditions of the Indenture.

      2. This Agreement shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

      3. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                            [Signature page follows]

      IN WITNESS WHEREOF, each the parties have caused this Agreement to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the first date written above.

                                    COMCAST CORPORATION


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    [                      ]
                                     ----------------------


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------


                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

Attest:

By:
    -------------------------------